UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	December 18, 2025
(Date of earliest event reported)	December 18, 2025

ONE Gas, Inc.
(Exact name of registrant as specified in its charter)

Oklahoma	001-36108	46-3561936
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

15 East Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103
(Zip code)

(918) 947-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OGS	New York Stock Exchange
NYSE Texas

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

On December 18, 2025, ONE Gas, Inc. (the “Company”) announced a joint infrastructure initiative to support economic growth and enhance energy reliability in southeast Oklahoma. The new pipeline will deliver over 100 billion cubic feet of natural gas annually to Western Farmers Electric Cooperative (“WFEC”) in southeast Oklahoma, supporting natural gas-fueled generation at its Hugo Plant. This project will deliver 400 megawatts of natural gas-fueled generation by 2029, which is the first phase of a long-term WFEC resource plan. Overall, the project includes a $150–$160 million investment in a 43-mile, large-diameter natural gas pipeline connecting the Bennington Natural Gas Hub to WFEC’s Hugo Plant near Fort Towson, Oklahoma. ONE Gas will invest approximately $120 million, enabling it to deliver the natural gas needed for the long-term future of the Hugo Plant and the region. ONE Gas’ local distribution company, Oklahoma Natural Gas, will install and operate the pipeline, which is expected to be completed by the third quarter of 2028.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONE Gas, Inc.

Date:	December 18, 2025	By:	/s/ Christopher P. Sighinolfi
Christopher P. Sighinolfi Senior Vice President and Chief Financial Officer

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